EXHIBIT 10.1


                                  AMENDMENT TO
                            THE CARNIVAL CORPORATION
                          NONQUALIFIED RETIREMENT PLAN
                        FOR HIGHLY COMPENSATED EMPLOYEES

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      Carnival Corporation  Nonqualified  Retirement Plan For Highly Compensated
Employees (the "Plan") is hereby amended, effective January 1, 2006, as follows (deletions in square brackets, additions in all capital letters):

1. The Foreword is amended to read as follows:

      Carnival Corporation (the "Company"), a corporation with its principal office in Miami, Florida, established, effective January 1, 1989, an unfunded, nonqualified plan for a select group of management or highly compensated employees. The Plan was amended and restated, effective January 1, 1995, to incorporate certain changes that the Company determined to be necessary. The Plan was amended, effective December 31, 1997, to provide that benefit accruals under the Plan will cease for those Participants who made a one-time irrevocable election to participate in The Fun Ship Nonqualified Savings Plan. The Plan was amended, effective January 1, 2000, such that a Participant who is rehired after his annuity starting date shall not have his benefit payments suspended. The Plan was amended, effective December 1, 2000 to provide that the beneficiary of an unmarried Participant will receive a death benefit; and to allow the Company to permit participation in the plan by new employees. The Plan was also amended, effective January 1, 2002, to clarify the lump sum cashout provisions.

      THE PLAN WAS AMENDED TO COMPLY WITH SECTION 409A OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND ANY REGULATIONS AND OTHER OFFICIAL GUIDANCE (THE "CODE") THEREUNDER. WITH RESPECT TO AMOUNTS ACCRUED HEREUNDER THAT ARE SUBJECT TO SECTION 409A (GENERALLY, AMOUNTS ACCRUED ON AND AFTER JANUARY 1, 2005), APPLICABLE PROVISIONS OF THE PLAN DOCUMENT SHALL BE INTERPRETED TO PERMIT THE ACCRUAL OF BENEFITS IN ACCORDANCE WITH CODE SECTION 409A, AND ANY PROVISION THAT WOULD CONFLICT WITH SUCH REQUIREMENTS SHALL NOT BE VALID OR ENFORCEABLE. IN ADDITION, WITH RESPECT TO AMOUNTS ACCRUED HEREUNDER THAT ARE NOT SUBJECT TO
SECTION 409A (GENERALLY, AMOUNTS ACCRUED BEFORE JANUARY 1, 2005 AND EARNINGS THEREON) ("GRANDFATHERED FUNDS"), IT IS INTENDED THAT THE RULES APPLICABLE UNDER THE PLAN AS OF DECEMBER 31, 2004, AND NOT CODE SECTION 409A AND RELATED OFFICIAL GUIDANCE, SHALL APPLY WITH RESPECT TO SUCH GRANDFATHERED FUNDS. FOR PURPOSES OF DETERMINING WHETHER SECTION 409A IS APPLICABLE WITH RESPECT TO AN AMOUNT, IN ACCORDANCE WITH PROP. TREAS. REG. ss. 1.409A-6(A) (AND SUBSEQUENT RELATED
GUIDANCE), THE AMOUNT IS CONSIDERED ACCRUED BEFORE JANUARY 1, 2005 IF BEFORE JANUARY 1, 2005 (I) THE PARTICIPANT HAD A LEGALLY BINDING RIGHT TO BE PAID THE AMOUNT, AND (II) THE RIGHT TO THE AMOUNT WAS EARNED AND VESTED.

      The Plan was restated, effective as of January 1, [2002] 2006, to incorporate the prior amendments as follows:

2. The following defined term is inserted as Section 1.3 to read as follows and the subsequent Sections are re-numbered accordingly:

AFFILIATED COMPANY - MEANS (A) A MEMBER WITH AN EMPLOYER OF A CONTROLLED GROUP OF CORPORATIONS, (B) AN UNINCORPORATED TRADE OR BUSINESS WHICH IS

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UNDER COMMON  CONTROL WITH AN EMPLOYER AS DETERMINED IN ACCORDANCE  WITH SECTION
414(C) OF THE CODE,  OR (C) A MEMBER WITH AN EMPLOYER OF AN  AFFILIATED  SERVICE
GROUP, AS DEFINED IN SECTION 414(M) OF THE CODE. A CORPORATION OR AN UNINCORPORATED TRADE OR BUSINESS SHALL NOT BE CONSIDERED AN AFFILIATED COMPANY DURING ANY PERIOD IT DOES NOT SATISFY CLAUSE (A), (B), OR (C) OF THIS
DEFINITION.   FOR  PURPOSES  OF  THIS   DEFINITION,   A  "CONTROLLED   GROUP  OF
CORPORATIONS" IS A CONTROLLED GROUP OF CORPORATIONS AS DEFINED IN SECTION 414(B) OF THE CODE.

3. The following defined term is inserted as Section 1.32 to read as follows and subsequent Sections are re-numbered accordingly:

TERMINATION OF EMPLOYMENT - A PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH HIS EMPLOYER AND ANY AFFILIATED COMPANY, WHETHER VOLUNTARY OR INVOLUNTARY, FOR ANY REASON, INCLUDING BUT NOT LIMITED TO QUIT, DISCHARGE, RETIREMENT, DEATH OR PERMANENT DISABILITY, AND OTHER THAN FOR PARENTAL LEAVE, PERMITTED LEAVE, TRANSFERS FROM SHORESIDE EMPLOYMENT (OR VICE-VERSA), OR TRANSFERS BETWEEN AN EMPLOYER AND AN AFFILIATED COMPANY OR CARNIVAL PLC.

4. The following paragraph is added to the end of Section 6.1:

WITH RESPECT TO AMOUNTS ACCRUED THAT ARE SUBJECT TO SECTION 409A (GENERALLY, AMOUNTS ACCRUED ON AND AFTER JANUARY 1, 2005) A REQUEST FOR A CHANGE IN THE FORM AND TIMING OF A DISTRIBUTION ELECTION MUST OCCUR AT LEAST TWELVE (12) CONSECUTIVE MONTHS PRIOR TO THE DATE ON WHICH SUCH DISTRIBUTION WILL BE MADE OR COMMENCE AND THE PAYMENT WITH RESPECT TO AN AMENDED DISTRIBUTION ELECTION IS DEFERRED FOR A PERIOD OF NOT LESS THAN 5 YEARS FROM THE DATE SUCH PAYMENT WOULD OTHERWISE HAVE BEEN PAID (OR, IN THE CASE OF INSTALLMENT PAYMENTS, 5 YEARS FROM THE DATE THE FIRST AMOUNT WAS SCHEDULED TO BE PAID).

5. Section 6.4 is amended to read as follows:

A Participant who (a) has a termination of employment before his Normal Retirement Date and (b) has a Vested Interest, the Actuarial Equivalent present value of which exceeds the amount in Section 6.2 as of the Participant's Annuity Starting Date, may elect to have distribution of his Vested Interest commence before his Normal Retirement Date. In that event, distribution shall commence as of the first day of any month following the election, but distribution of benefits may not commence before a Participant's Early Retirement Date.

WITH RESPECT TO AMOUNTS ACCRUED THAT ARE SUBJECT TO SECTION 409A (GENERALLY, AMOUNTS ACCRUED ON AND AFTER JANUARY 1, 2005) A REQUEST FOR COMMENCEMENT OF HIS VESTED INTEREST BEFORE HIS NORMAL RETIREMENT DATE MUST OCCUR AT LEAST TWELVE
(12)  CONSECUTIVE  MONTHS PRIOR TO THE DATE ON WHICH SUCH  DISTRIBUTION  WILL BE
MADE OR COMMENCE AND THE PAYMENT WITH RESPECT TO AN AMENDED DISTRIBUTION ELECTION IS DEFERRED FOR A PERIOD OF NOT LESS THAN 5 YEARS FROM THE DATE SUCH PAYMENT WOULD OTHERWISE HAVE BEEN PAID (OR, IN THE CASE OF INSTALLMENT PAYMENTS, 5 YEARS FROM THE DATE THE FIRST AMOUNT WAS SCHEDULED TO BE PAID).

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6. A new Section 6.12 is added to the Plan to read as follows:

DISTRIBUTION DUE TO DE MINIMIS AMOUNTS. UPON THE PARTICIPANT'S TERMINATION OF EMPLOYMENT FROM THE COMPANY (INCLUDING TERMINATION OF EMPLOYMENT FROM CARNIVAL
PLC) , IF SUCH PARTICIPANT'S VESTED ACCRUED BENEFIT IS $10,000 OR LESS, THE PARTICIPANT SHALL BE PAID IN A LUMP SUM PAYMENT, AS SOON AS ADMINISTRATIVELY PRACTICABLE FOLLOWING TERMINATION OF EMPLOYMENT BUT NOT LATER THAN THE 15TH DAY OF THE THIRD MONTH FOLLOWING THE PARTICIPANT'S TERMINATION OF EMPLOYMENT OR DECEMBER 31 OF THE CALENDAR YEAR IN WHICH THE PARTICIPANT INCURS A TERMINATION OF EMPLOYMENT, WHICHEVER IS LATER.

7. Section 13.1 is amended to read as follows:

Amendment/Termination. The Board OR ITS DELEGATE may amend or terminate this Plan at any time. However, to the extent the Plan is terminated for any reason other than as provided in section 14.10 of the Plan, all Participants will be 100 percent vested in their benefit as of the date of Plan Termination.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY AMENDMENT OR MODIFICATION BE MADE IN A MANNER THAT IS INCONSISTENT WITH THE REQUIREMENTS UNDER SECTION 409A OF THE CODE, NOR SHALL ANY AMENDMENT, MODIFICATION OR OTHER ACT OR EXERCISE BE EFFECTIVE WHICH INVOLVES AN UNINTENTIONAL MATERIAL MODIFICATION (WITHIN THE MEANING OF CODE SECTION 409A AND RELATED OFFICIAL GUIDANCE) WITH RESPECT TO CODE SECTION 409A GRANDFATHERED FUNDS (GENERALLY, AMOUNTS DEFERRED BEFORE JANUARY 1, 2005).